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As filed with the Securities and Exchange Commission on December 19, 2002.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

TMP WORLDWIDE SEARCH, INC.
(Exact Name of Registrant As Specified in Its Charter)

Florida	59-3547281
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

622 Third Avenue, New York, New York 10017
(Address of Principal Executive Offices)
 (212)351-7000
(Registrant's telephone number, including area code)

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT: None.
 SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

Title of class to be so registered	Name of each exchange on which class is to be registered
Common Stock, $.001 par value per share	The Nasdaq National Market

TMP WORLDWIDE SEARCH, INC. ("Executive Resourcing")

I.    INFORMATION INCLUDED IN INFORMATION STATEMENT AND INCORPORATED IN FORM 10 BY REFERENCE

CROSS REFERENCE SHEET BETWEEN INFORMATION STATEMENT
AND ITEMS OF FORM 10

        Our information statement may be found as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the information statement.

Item No.	Caption	Location in Information Statement
1.	Business	"Business"; "Summary—Summary Historical and Pro Forma Financial Data"; "Risk Factors"
2.	Financial Information	"Summary—Summary Historical and Pro Forma Financial Data"; "Management's Discussion and Analysis of Financial Condition and Results of Operations"
3.	Properties	"Business—Properties"
4.	Security Ownership of Certain Beneficial Owners and Management	"Security Ownership of Certain Beneficial Owners and Management"
5.	Directors and Executive Officers	"Management"
6.	Executive Compensation	"Management—Compensation of Executive Officers"; "Management—Compensation of Directors"
7.	Certain Relationships and Related Transactions	"Certain Relationships and Related Transactions"; "Arrangements Between Executive Resourcing and TMP Relating to the Distribution"
8.	Legal Proceedings	"Business—Legal Proceedings"
9.	Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters	"The Distribution—Approval and trading of shares of Executive Resourcing common stock"; "Risk Factors"
10.	Recent Sales of Unregistered Securities	Not included. (See Part II Item 10)
11.	Description of Registrant's Securities to be Registered	"Description of Capital Stock of Executive Resourcing"; "Certain Anti-Takeover Effects"
12.	Indemnification of Directors and Officers	"Liability and Indemnification Officers and Directors"
13.	Financial Statements and Supplementary Data	"Summary—Summary Historical and Pro Forma Financial Data"; "Selected Historical Financial Data"
14.	Changes in and Disagreements with Accountants and Accounting and Financial Disclosure	None.
15.	Financial Statements and Exhibits	"Index to Combined Financial Statements"

2

II.    INFORMATION NOT INCLUDED IN INFORMATION STATEMENT.

Item 10. Recent Sales of Unregistered Securities.

        None.

Item 15. Financial Statements and Exhibits.

  (a)
  Financial Statements filed as part of this registration statement:

        Report of Independent Certified Public Accountants

        Audited Combined Financial Statements:

          Balance Sheets as of December 31, 2001 and 2000

          Statements of Operations for each of the years ended December 31, 2001, 2000 and 1999

    Statements of Divisional Equity for each of the years ended December 31, 2001, 2000 and 1999

          Statements of Cash Flows for each of the years ended December 31, 2001, 2000 and 1999

        Notes to Audited Combined Financial Statements

        Unaudited Combined Financial Statements:

    Balance Sheets as of September 30, 2002 and December 31, 2001

    Statements of Operations for the nine months ended September 30, 2002 and 2001.

    Statements of Cash Flows for the nine months ended September 30, 2002 and 2001

        Notes to Unaudited Combined Financial Statements

  (b)
  Exhibits:

Exhibit No.	Description
2.1	Form of Distribution Agreement by and between TMP Worldwide Inc. and TMP Worldwide Search, Inc.
3.1	Certificate of Incorporation of TMP Worldwide Search, Inc.*
3.2	By-laws of TMP Worldwide Search, Inc.*
4.1	Specimen Stock Certificate of TMP Worldwide Search, Inc.*
10.1	Form of Distribution Agreement by and between TMP Worldwide Inc. and TMP Worldwide Search, Inc. (filed as Exhibit 2.1)
10.2	Form of Transition Services Agreement by and between TMP Worldwide Inc. and TMP Worldwide Search, Inc.*
10.3	Form of Tax Separation Agreement by and between TMP Worldwide Inc. and TMP Worldwide Search, Inc.*
21	List of Subsidiaries of TMP Worldwide Search, Inc.*
99.1	TMP Worldwide Search, Inc. Information Statement dated , 2003

*
To be filed by amendment.

3

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

TMP WORLDWIDE SEARCH, INC.
By: /s/ JON F. CHAIT
Name: Jon F. Chait Title: Chairman and CEO
Dated: December 19, 2002

4

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Form of Distribution Agreement by and between TMP Worldwide Inc. and TMP Worldwide Search, Inc.
3.1	Certificate of Incorporation of TMP Worldwide Search, Inc.*
3.2	By-laws of TMP Worldwide Search, Inc.*
4.1	Specimen Stock Certificate of TMP Worldwide Search, Inc.*
10.1	Form of Distribution Agreement by and between TMP Worldwide Inc. and TMP Worldwide Search, Inc. (filed as Exhibit 2.1)
10.2	Form of Transition Services Agreement by and between TMP Worldwide Inc. and TMP Worldwide Search, Inc.*
10.3	Form of Tax Separation Agreement by and between TMP Worldwide Inc. and TMP Worldwide Search, Inc.*
21	List of Subsidiaries of TMP Worldwide Search, Inc.*
99.1	TMP Worldwide Search, Inc. Information Statement dated , 2003

*
To be filed by amendment.

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TMP WORLDWIDE SEARCH, INC. ("Executive Resourcing")
SIGNATURES
INDEX TO EXHIBITS